Exhibit 24

                                POWER OF ATTORNEY

      Each Manager and/or Officer of PSEG Energy Holdings L.L.C. whose signature appears below hereby appoints each of Derek M. DiRisio, the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement.

             Signature                                               Date
             ---------                                               ----

      /s/ ROBERT E. BUSCH                                        May 23, 2003
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          Robert E. Busch

       /s/ FRANK CASSIDY                                         May 23, 2003
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           Frank Cassidy

       /s/ DEREK M. DIRISIO                                      May 23, 2003
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           Derek M. DiRisio

   /s/ ROBERT J. DOUGHERTY, JR.                                  May 23, 2003
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       Robert J. Dougherty, Jr.

       /s/ E. JAMES FERLAND                                      May 23, 2003
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           E. James Ferland

       /s/ THOMAS M. O'FLYNN                                     May 23, 2003
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           Thomas M. O'Flynn

      /s/ R. EDWIN SELOVER                                       May 23, 2003
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          R. Edwin Selover